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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant / /
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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
ADAM.COM. INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADAM.COM, INC.

Notice of Annual Meeting of Shareholders

to be held June 29, 2001

    The Annual Meeting of Shareholders of adam.com, Inc. (the "Company") will be held at 1600 RiverEdge Pkwy, Suite 800, Atlanta, Georgia 30328-4658, on Friday, June 29, 2001 at 9:00 a.m., local time, for the following purposes:

  (1)
  To elect one director to serve until the 2004 Annual Meeting of Shareholders;

  (2)
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001;

  (3)
  To vote on a proposal to amend the Company's Amended and Restated 1992 Stock Option Plan to increase the shares reserved for issuance;

  (4)
  To vote on a proposal to ratify the grant of warrants to the Company's Chief Executive Officer; and

  (5)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only the holders of record of common stock, par value $0.01, of the Company at the close of business on May 18, 2001 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on May 18, 2001 will be available at the Annual Meeting of Shareholders for examination by any shareholder, his agent or his attorney.

    Your attention is directed to the Proxy Statement provided with this Notice.

                      By Order of the Board of Directors,

                      Robert S. Cramer, Jr.
                       Chairman of the Board and Chief Executive Officer

Atlanta, Georgia
June 8, 2001

Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope, which does not require any postage if mailed in the United States. If you attend the meeting, you may revoke the proxy and vote your shares in person.

ADAM.COM, INC.
1600 RiverEdge Parkway, Suite 800
Atlanta, Georgia 30328

Proxy Statement
for Annual Meeting of Shareholders
to be held June 29, 2001

    The 2001 Annual Meeting of Shareholders (the "Annual Meeting") of adam.com, Inc. (the "Company") will be held on June 29, 2001, for the purposes set forth in the Notice of Annual Meeting of Shareholders attached hereto. The enclosed form of proxy is solicited by the Board of Directors of the Company (the "Board" or "Board of Directors") and the cost of the solicitation will be borne by the Company. When the proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting or any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting.

Record Date

    Only shareholders of record as of the close of business on May 18, 2001 (the "record date") will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 6,340,949 shares of common stock, $0.01 par value ("Common Stock"). Shareholders of record as of the close of business on May 18, 2001 are entitled to one vote for each share of Common Stock held. No cumulative voting rights are authorized and dissenters' rights for shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders of the Company on or about June 8, 2001.

Voting and Proxies

    The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to any other matter that may properly come before the Annual Meeting, the approval of any such matter would require a greater number of votes cast in favor of the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of any vote.

ELECTION OF DIRECTORS
(Item 1)

    Under the Bylaws of the Company, the number of directors constituting the Board is fixed at no greater than nine. The Bylaws divide the Board into three classes with the directors in each class serving a term of three years. There is one director, Daniel F. Howe who has been nominated to stand for reelection as director until the annual meeting of shareholders in 2004. In addition to the one nominee, there are two directors continuing to serve on the Board whose terms expire in 2002 and two directors continuing to serve on the Board whose terms expire in 2003.

    Except as otherwise provided herein, the proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board has no reason to believe that the nominee for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting the nominee should be unable to serve or, for good cause, will not serve, the person named in the proxy will vote as recommended by the Board to elect substitute nominees recommended by the Board. In no event, however, can a proxy be voted to elect more than four directors.

    The following list sets forth the name of the nominee for election to the Board to serve until the annual meeting of shareholders in 2004, or until his successor is duly elected and qualified. Such list also contains, as to each nominee and incumbent director, certain biographical information, a brief description of principal occupation and business experience during the past five years and certain other information, which information has been furnished by the respective individuals.

Recommendation of the Board of Directors

    The Board unanimously recommends a vote FOR Daniel S. Howe to hold office until the annual meeting of shareholders in 2004 or until his successor is duly elected and qualified.

Nominee for Election Term Expiring in 2004

    Daniel S. Howe.  (Age 40) Mr. Howe has been a Director of the Company since December 1996. Mr. Howe is President of DSH Enterprises, Inc., a real estate development and investment company, and has served in that capacity since January 1990. Mr. Howe has worked with a number of technology companies in the areas of fund raising and strategic planning. Mr. Howe has an MBA from the University of Florida.

Directors Continuing in Office until 2002

    Robert S. Cramer, Jr.  (Age 40) Mr. Cramer, a co-founder of the Company, has served as Chairman of the Board and a Director since the Company's inception in March 1990, and Chief Executive Officer since September 1996, and, since 1999, Mr. Cramer has been an Executive Officer and Board Member of The Port.com, an Internet technology company. From 1987 to 1992, he served as Chairman of the Board of Directors of MLI. In 1989, Mr. Cramer served as an Executive Editor and Co-Publisher of Atlanta Computer Spectrum, a regional technology publication he helped to create. Also, since 1994 Mr. Cramer has served as Chairman of the Board of the Atlanta Task Force for the Homeless, a community-wide non profit organization working with and on the behalf of homeless people.

    John W. McClaugherty.  (Age 41) Mr. McClaugherty, a co-founder of the Company, has served as a Director of the Company since its inception in March 1990. Currently, Mr. McClaugherty serves as President of beBetter Networks, Inc., a human resource productivity company. He has served as its president since its inception in September 1999. Prior thereto, Mr. McClaugherty served as President of J.S.K., Inc., a medical illustration company from 1994 to 1999. Mr. McClaugherty served as Chief Executive Officer of the Company from its inception until March 1994.

Directors Continuing in Office until 2003

    Linda B. Davis.  (Age 57) Ms. Davis has been a Director of the Company since September 1998. Ms. Davis is President of Benjamin Cummings, a publishing imprint of Addison Wesley that specializes in educational materials for college-level science courses. Located in San Francisco, Benjamin Cummings is known for publishing text and media that are market leaders. Ms. Davis has led Benjamin Cummings since September 1997. She joined Addison Wesley in 1990 as Vice President of Product Development and was subsequently promoted to Vice President and Editorial Director of the Math, Physics and Statistics

Division. Previously, Ms. Davis was Vice President and Director of Development at W.H. Freeman/Scientific American Books from 1986 to 1990.

    Francis J. Tedesco.  (Age 57) Dr. Tedesco has been a Director of the Company since July 1996. In January 2001, Dr. Tedesco was appointed as President Emeritus of the Medical College of Georgia ("MCG") and Professor Emeritus of Medicine, Surgery, School of Graduate Studies of the MCG. Prior to this, Dr. Tedesco served as Chief Executive Officer of Health Sciences University and as President of the MCG from 1988 to 2001, and has been a Professor of Medicine at MCG from 1981 to 2001. He has been a consultant to Dwight David Eisenhower Medical Center—Fort Gordon, Georgia; Veterans Administration Medical Center—Augusta, Georgia and Walter Reed Army Medical Center—Washington, D.C. Prior to coming to MCG in 1978, Dr. Tedesco held academic appointments beginning in 1971 at the Hospital of the University of Pennsylvania; Washington University School of Medicine, St. Louis, Missouri; and University of Miami School of Medicine. Dr. Tedesco currently serves on the Board of Directors and is Vice President of the Georgia Division of the American Cancer Society, is Chairman of beBetter Networks, Inc., is a member of the CDC Foundation Board of Visitors, serves on the Ty Cobb Foundation Scholarship Board, and serves on the Board of Directors of VerifyMD.com, Inc.

Meetings of the Board of Directors

    During the year ended December 31, 2000, the Board held three meetings. Each director that served during the year ended December 31, 2000 attended at least 75% of all Board meetings and meetings held by committees on which the individual director served in the year ended December 31, 2000, except for Ms. Davis who missed one of three board meetings.

Committees of the Board of Directors

    The Board has standing Audit, Stock Repurchase and Compensation/Stock Option Committees that assist it in discharging its responsibilities. These committees, their members and functions are discussed below.

    The Audit Committee, which held one meeting during calendar 2000, is responsible for recommending independent accountants, reviewing with the accountants the scope and results of the audit engagement, and consulting with independent accountants and management with regard to adam.com's accounting methods and control procedures. During calendar 2000, the Audit Committee was composed of Messrs. Howe (Chairman) and McClaugherty. At a February 26, 2001 Board meeting, the Board voted to change the composition of this committee in order to comply with the Nasdaq National Market's Rule 4350(d)(2). As a result of the vote, the Audit Committee's new composition is made up of Messrs. Howe (Chairman) and McClaugherty and Dr. Tedesco. Management believes that with this change the Audit Committee now fully complies with the Nasdaq National Market's Rule 4350(d)(2) and the Company certified this to the Nasdaq National Market on March 3, 2001.

    The Stock Repurchase Committee, which held no meetings during the year ended December 31, 2000, is responsible for adam.com's repurchase of its own shares pursuant to the Stock Repurchase Program. The Stock Repurchase Committee is composed of Messrs. Cramer (Chairman) and Howe.

    The Compensation/Stock Option Committee, which held one meeting during the year ended December 31, 2000, is responsible for reviewing recommendations from the Chairman of the Board of Directors with regard to the compensation of officers of adam.com and reporting to the Board of Directors its recommendations with regard to such compensation and is responsible for operating and administering adam.com's 1991 Employee Stock Option Plan and its Amended and Restated 1992 Stock Option Plan. During the year ended December 31, 2000, the Compensation/Stock Option Committee was composed of Mr. Howe and Dr. Tedesco (Chairman). At a February 26, 2001 Board meeting, the Board voted to change the composition of this committee. As a result of the vote, the committee's new composition is made up of Dr. Tedesco (Chairman) and Mr. McClaugherty.

Audit Committee Report

    We have reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with management and have discussed with PricewaterhouseCoopers LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

    We have received and reviewed the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with PricewaterhouseCoopers LLP its independence in connection with its audit of the Company's most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    Daniel S. Howe and John W. McClaugherty comprised the Audit Committee at the time of the filing of the Annual Report on Form 10-K. Subsequent to the filing, Francis J. Tedesco was appointed as a member of the Audit Committee. Messrs. Howe and McClaugherty and Dr. Tedesco are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards.

    The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A.

    The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

  Mr. Daniel S. Howe (Chairman)
  Mr. John W. McClaugherty

Compensation Committee Interlocks and Insider Participation

    During the year ended December 31, 2000, Dr. Tedesco and Mr. Howe were members of the Compensation/Stock Option Committee. During the year ended December 31, 2000, we did not engage in any transactions with either of these individuals, and neither individual was nor ever has been an officer or employee of adam.com.

Compensation of Directors

    To date, directors have not received cash compensation for their services as directors of adam.com. On January 12, 2000, each director of adam.com was awarded an option to purchase 20,000 shares of adam.com common stock. Such options have a term of ten years from the date of grant and vest one year from the date of grant. Each option has an exercise price of $13.00 per share. On May 10, 2000, each director of adam.com, along with every active full time employee, was granted additional stock options to purchase up to 25% of the outstanding balance of unexercised stock options held by them on that date. Such options have an exercise price of $5.91, a term of ten years from the grant date and fully vest one year from the date of grant. Additionally, on January 2, 2001 each director of adam.com, was granted additional stock options to purchase 25,000 shares of adam.com common stock. Such options have a term of ten years from the date of grant and vest over three years with one-third of the options vesting per year.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item 2)

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the year ending December 31, 2001, subject to ratification of this appointment by the shareholders of the Company. PricewaterhouseCoopers LLP has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified. The Company has been advised by PricewaterhouseCoopers LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

    The Board of Directors of the Company recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2001. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

APPROVAL OF AMENDMENT TO THE
AMENDED AND RESTATED 1992 STOCK OPTION PLAN
(Item 3)

    At the Annual Meeting, the shareholders will be asked to approve an amendment (the "Amendment") to the Company's Amended and Restated 1992 Stock Option Plan (the "Plan") increasing the number of shares of common stock authorized under the plan from the 3,000,000 previously authorized to 4,500,000 shares. The Company is proposing the Amendment because at May 18, 2001, there were 267,221 shares available for the making of additional grants under the Plan.

    The reservation of additional shares is needed in order for the Company to continue to offer long-term incentive compensation to its employees, independent contractors and newly elected directors and to align their interests with those of shareholders. The inability of the Company to issue additional stock options could have a material effect on its ability to attract and retain the high-demand employees necessary to execute the Company's business strategies. Set forth below is a summary of the material provisions of the Plan.

    The Plan authorizes the granting of incentive and non-incentive options to purchase the common stock of the Company to employees of the Company and certain other persons, such as non-employee directors. The Plan is administered by a committee of the Board (the "Plan Committee") which has the responsibility for determining the exercise price and term of the options granted. Incentive stock options are generally priced at the fair market value of the common stock, as determined by the Board or the Plan Committee, on the date of grant. The exercise price for non-incentive stock options is determined by the Board or the Plan Committee, but may not be less than $0.01 or the minimum price required by applicable state law or the Company's Amended and Restated Articles of Incorporation or Bylaws. None of these provisions of the Plan will be altered if the Amendment is approved.

    The Company has previously filed with the Securities and Exchange Commission a registration statement on Form S-8 (the "Form S-8") to register the shares issuable pursuant to options granted under the Plan. If the Amendment is approved, the Company intends to amend the previously-filed Form S-8 to include the additional shares reserved for issuance under the Plan as amended.

Recommendation of the Board of Directors

    The Board of Directors of the Company recommends a vote FOR the proposal to amend the Company's Amended and Restated 1992 Stock Option Plan to increase the number or shares issuable under the Plan to 4,500,000. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL TO RATIFY THE GRANT OF WARRANTS TO OUR
CHIEF EXECUTIVE OFFICER
(Item 4)

    On December 31, 1999, the Company entered into a Bridge Note and Warrant Purchase Agreement with its Chief Executive Officer, Robert S. Cramer, Jr. and a commercial bank under which Mr. Cramer and the bank each loaned the Company $500,000. Interest on the notes issued for the loans accrued at 10% per annum and the notes were originally due and payable on June 30, 2000. Mr. Cramer's note was extended at the Company's request first to December 31, 2000, then to June 30, 2001. As part of this transaction, the Company granted to Mr. Cramer warrants to purchase 60,000 shares of the Company's common stock. The warrants are exercisable at any time by Mr. Cramer through December 31, 2005 and carry a weighted average exercise price of $7.63 per share. Pursuant to rules and regulations of the NASDAQ Stock Market, the Company is required to seek shareholder approval for the grant of the warrants to Mr. Cramer.

    The Company entered into this transaction with Mr. Cramer and the bank at the end of 1999 when it was in need of funds for working capital. The Company believed that the terms of the notes and the grant of the warrants were on commercially reasonable terms.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company recommends a vote FOR the proposal to ratify the grant of warrants to our chief executive officer. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

COMMON STOCK OWNERSHIP BY MANAGEMENT
AND PRINCIPAL SHAREHOLDERS

    The following table sets forth the beneficial ownership of shares of common stock as of March 26, 2001 for (1) directors of adam.com, (2) the Named Executive Officers (as defined below), (3) the directors and executive officers of adam.com as a group and (4) each shareholder of adam.com holding more than a 5% interest in adam.com. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and disposition power.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class(2)
Robert S. Cramer(3)	649,658	10.7%
Michael S. Fisher(4)	107,775	1.8
Kevin S. Noland(5)	92,875	1.5
Linda B. Davis(6)	28,750	*
Daniel S. Howe(7)	45,083	*
John W. McClaugherty(8)	32,707	*
Francis J. Tedesco, M.D.(9)	42,583	*
Addison-Wesley Longman, Inc.(10)	700,000	11.5%
All executive officers and directors as a group (7 persons)(11)	1,026,373	16.1%

*
Represents less than 1%.

(1)
Unless otherwise indicated, the addresses of the persons listed is c/o adam.com, 1600 River Edge Parkway, Suite 800, Atlanta, Georgia 30328-4658.

(2)
Based on 6,081,413 shares outstanding. Except as indicated in the footnotes set forth below, the persons named in the table, to adam.com's knowledge, have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares shown as owned by, and the voting power of, individual shareholders include shares which are not currently outstanding but which such shareholders are entitled to acquire or will be entitled to acquire within 60 days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by the particular shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 92,167 shares issuable upon exercise of outstanding options and 60,000 shares issuable upon exercise of outstanding warrants.

(4)
Includes 106,625 shares issuable upon exercise of outstanding options. As of May 16, 2001, Mr. Fisher was no longer employed by the Company.

(5)
Includes 92,875 shares issuable upon exercise of outstanding options.

(6)
Includes 28,750 shares issuable upon exercise of outstanding options.

(7)
Includes 27,083 shares issuable upon exercise of outstanding options.

(8)
Includes 32,500 shares issuable upon exercise of outstanding options.

(9)
Includes 32,916 shares issuable upon exercise of outstanding options.

(10)
The address of this shareholder is Addison-Wesley Longman, Inc., c/o Pearson Education, Inc., One Lake Street, Upper Saddle River, New Jersey 07458.

(11)
Includes 412,916 shares issuable upon exercise of outstanding options and 60,000 shares issuable upon exercise of outstanding warrants.

Executive Officers

    Robert S. Cramer.  Biography appears in "Agenda Item One—Election of Directors."

    Kevin S. Noland.  Since joining the Company in 1994, Mr. Noland has been extensively involved in marketing, communications and brand building for adam.com. From 1994 to 1996, Mr. Noland was strategic in adam.com's development and growth of its consumer retail products group. He served as Director of Marketing from 1996 to 1998 where he was responsible for the launch of adam.com's flagship anatomy product, A.D.A.M. Interactive Anatomy. Mr. Noland was named VP of Corporate Communications in 1999 and named as adam.com's Chief Operating Officer in September 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The table below sets forth certain information relating to the compensation earned during the year ended December 31, 2000, the nine months ended December 31, 1999 and the fiscal year ended March 31, 1999 by our Chief Executive Officer and each of the other highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2000 (collectively, the "Named Executive Officers").

Long-Term Compensation
Annual Compensation
Name and Principal Position				Securities Underlying Options(#)		All Other Compensation($)
	Period(1)	Salary($)	Bonus($)
Robert S. Cramer, Jr. Chief Executive Officer	CY00 TP99 FY99	$225,000 140,082 164,000	— — —	200,000 40,000 225,000	(3)	$1,906 1,906 1,906	(2) (2) (2)
Michael S. Fisher Chief Financial Officer(4)	CY00 TP99 FY99	$141,458 92,292 93,750	$6,833 — —	82,125 12,000 14,500		— — —
Kevin S. Noland Chief Operating Officer	CY00 TP99 FY99	$101,600 69,000 76,677	$11,400 6,965 5,144	69,375 12,000 14,000		— — —

(1)
"CY00" represents the twelve months ended December 31, 2000. "TP99" represents the nine months ended December 31, 1999. "FY99" represents the twelve months ended March 31, 1999. In 1999, the Company changed its fiscal year end from March 31 to December 31. Accordingly, the transition period ended on December 31, 1999 consisted of only nine months.

(2)
Represents life insurance premiums paid on behalf of such executive officers.

(3)
Includes 195,000 shares subject to previously granted options repriced and reissued on January 14, 1999. Subsequent to the end of 2000, Mr. Cramer forfeited all of these options.

(4)
As of May 16, 2001, Mr. Fisher was no longer employed by the Company.

Option Grants in Last Fiscal Year

    The following table provides information regarding stock options granted to the Named Executive Officers during the year ended December 31, 2000.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted(#)		% of Total Options Granted to Employees in Fiscal Year
				Exercise or Base Price ($/Share)(1)
Name					Expiration Date
						5%	10%
Robert S. Cramer, Jr.	145,000	(2)	14.3%	$13.00	01/11/10	$3,070,466	$4,889,205
Robert S. Cramer, Jr.	10,000		1.0	5.91	05/09/10	96,268	153,290
Robert S. Cramer, Jr.	45,000		4.4	4.00	08/24/10	293,201	466,874
Michael S. Fisher	35,000		3.4	13.00	01/11/10	741,147	1,180,153
Michael S. Fisher	22,125		2.2	5.91	05/09/10	212,992	339,155
Michael S. Fisher	25,000		2.5	4.00	08/24/10	162,889	259,374
Kevin S. Noland	25,000		2.5	13.00	01/11/10	529,391	842,966
Kevin S. Noland	19,375		1.9	5.91	05/09/10	186,519	297,000
Kevin S. Noland	25,000		2.5	4.00	08/24/10	162,889	259,374

(1)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the common stock over the term of the options. These numbers do not take into account plan provisions providing for termination of the options following termination of employment or non-transferability.

(2)
Subsequent to the end of calendar 2000, Mr. Cramer relinquished his rights to these shares.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

    The following table shows the number and value of exercisable and unexercisable options held by the Named Executive Officers as of December 31, 2000. No stock appreciation rights were outstanding during the year ended December 31, 2000.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised in-the Money Options at Fiscal Year-End($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable(2)
Robert S. Cramer, Jr.(1)	58,833	91,667	$0.00	$0.00
Michael S. Fisher	41,500	94,125	0.00	0.00
Kevin S. Noland	40,500	81,375	0.00	0.00

(1)
Does not include warrants to purchase 60,000 shares of common stock issued in connection with the loan by Mr. Cramer to adam.com of $500,000 on December 31, 1999. Warrants to purchase 23,375 shares of common stock expired unexercised in the year ended December 31, 2000. Does not include 340,000 of previously issued options (195,000 granted January 14, 1999 and 145,000 granted January 12, 2000) that Mr. Cramer voluntarily forfeited subsequent to the end of the year ended December 31, 2000.

(2)
The closing price of our common stock on December 31, 2000 was $1.63.

    We have not awarded stock appreciation rights to any employee, we have no long-term incentive plans, as that term is defined in SEC regulations, and we have no defined benefit or actuarial plans covering any of our employees.

Employment Agreement

    We entered into an employment agreement with Mr. Cramer that is currently scheduled to expire on December 31, 2001 (the "Expiration Date") and is automatically renewable for successive one-year periods unless either party gives written notice of non-renewal. This agreement also may be terminated by us with or without cause or upon Mr. Cramer's death or inability to perform his duties due to disability for a period of twelve consecutive months. If the agreement is terminated prior to the Expiration Date for any reason, except by Mr. Cramer, by us for cause or upon Mr. Cramer's death or disability, we must continue to pay Mr. Cramer's base salary and bonus either (1) for the period from the date of termination through the Expiration Date if the agreement is terminated prior to the first anniversary thereof or (2) for the two year period following the date of termination if the agreement is terminated after the first anniversary thereof. If the agreement is terminated because of the death or disability of Mr. Cramer, we must pay Mr. Cramer or his beneficiaries his base salary and bonus for a period of one year following the date of termination; provided, however, that, in the case of termination for disability, we may elect, in lieu of making such payments, to provide Mr. Cramer with disability insurance coverage. The agreement provides for a minimum annual base salary of $120,000 and for annual discretionary bonuses. The agreement also contains a two-year non-competition, customer and employee non-solicitation and confidentiality provision.

    We have executed Employee Confidentiality, Non-disclosure and Non-competition Agreements with all of our employees.

Report on Repricing of Options

    We have from time to time since 1991 granted stock options to our employees to purchase shares of our common stock. Certain of these options were canceled at the option of their holders on January 14, 1999, and then replaced that day on a one-for-one basis with new options with an exercise price equal to the closing market price that day. The repricing of options reflects the consistent application of our policy as determined by our Compensation/Stock Option Committee of the Board of Directors. The Compensation/Stock Option Committee and Board of Directors believe that incentive options should be granted at exercise prices equal to or not materially in excess of the market price of our common stock in order to provide maximum incentive to employees, including senior executives.

    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation-an Interpretation of APB Opinion No. 25") ("FIN 44"). This opinion provides guidance on the accounting for certain stock option transactions and subsequent amendments to stock option transactions. FIN 44 was effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. The adoption of FIN 44 did not have a material impact on adam.com's financial position or results of operations for the year ended December 31, 2000. This interpretation requires variable accounting treatment for options that have been modified from their original terms. Accordingly, compensation cost shall be adjusted for increases or decreases in the intrinsic value of the modified awards in subsequent periods and until the awards have been exercised, forfeited, or expired. As of December 31, 2000, the Company had 416,200 outstanding options with an exercise price of $5.25 that are considered variable under this interpretation. Because the stock price since the effective date of July 1, 2000 has been below $5.25, the Company has not recorded any compensation cost related to the repriced options issued on January 14, 1999. Subsequent to the year ended December 31, 2000, an officer and director of the Company forfeited 195,000 of these variable options and, as a result, the Company currently has 221,200 variable options outstanding with an exercise price of $5.25.

CERTAIN TRANSACTIONS

    During the year ended December 31, 2000, adam.com sold approximately $92,000 of product to Addison Wesley Longman, a shareholder in adam.com. During the year ended December 31, 2000, adam.com sold approximately $6,000 of product to and purchased approximately $15,000 of product from Benjamin/Cummings, a subsidiary of Addison Wesley Longman. adam.com earned royalty revenues of approximately $372,000 from and recorded royalty expense of approximately $170,000 to Benjamin/Cummings during the year ended December 31, 2000. adam.com paid approximately $183,000 to Benjamin/Cummings during the year ended December 31, 2000 to pay for its share of costs related to web enabling the co-produced series of Interactive Physiology products. Linda B. Davis, a director of adam.com, is the president of Benjamin/Cummings, a publishing imprint of Addison Wesley.

    As of December 31, 2000, Mr. Cramer held warrants to purchase 60,000 shares of common stock which were granted in connection with various debt financings. See "Proposal to Ratify the Grant of Warrants to our Chief Executive Officer (Item 4)." During the year ended December 31, 2000 warrants to purchase 23,375 shares of common stock held by Mr. Cramer expired unexercised.

    It is our policy that all future transactions, if any, with affiliated parties will be approved by the disinterested members of our Board of Directors, a committee of the Board or by the shareholders of adam.com.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation/Stock Option Committee (the "Compensation Committee"), which is composed of two non-employee directors, is responsible for developing and making recommendations to the Board with respect to the Company's compensation plans and policies for the Company's executive officers as well as the Board of Directors. In carrying out this responsibility, the Compensation Committee approves the design of all compensation plans applicable to executive officers and directors, reviews and approves performance goals, establishes award opportunities, oversees the ongoing operation of the various plans and makes recommendations to the Board regarding certain of these matters. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the base salaries to be paid to the Chief Executive Officer and each of the other executive officers. The Compensation Committee also, in conjunction with the Board, reviews compensation policies applicable to executive officers as well as directors and considers the relationship of corporate performance to that compensation.

Executive Officer Compensation Philosophy

    The objectives of the Company's executive compensation program are to: (1) support the achievement of desired Company performance; and (2) provide compensation that will attract and retain superior talent and reward performance. In carrying out these objectives, the Compensation Committee considers current corporate performance, the potential for future performance gains, whether shareholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national software companies having similar revenues and number of employees. Those factors are evaluated and considered for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. The Company's compensation package for its officers includes both short-term and long-term features in the form of base salary, variable compensation keyed to Company performance and stock options which are granted periodically at the discretion of the Compensation Committee. As a result, the Company's executive compensation provides an overall level of compensation opportunity that is competitive with companies in our industry of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation at a level that, in its judgment, is warranted by external, internal or individual circumstances. The Compensation Committee also believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

Executive Officer Compensation

    The Company's executive officer compensation is comprised of base salary, grants under the Amended and Restated 1992 Stock Option Plan, and various benefits, including medical plans which are generally available to employees of the Company.

    Base Salary.  The salaries for executive officers are reviewed annually and are approved by the Compensation Committee. In determining base salaries, the Compensation Committee takes into consideration individual experience and performance as well as other circumstances particular to the Company.

    Variable Compensation.  Variable compensation is keyed to Company performance for officers and is based on achievement of pre-established targets relative to the Company's budget which includes sales growth, expense control and profitability and the timely development and market reception of new products.

    Stock Option Program.  The grant of stock options is designed to align the interests of executive officers with those of shareholders in the Company's long-term performance. Options granted under the plans have an exercise price equal to at least 100% of the fair market value of the Company's Common Stock on the date of grant and expire not later than ten years from the date of grant. It has generally been the practice of the Compensation Committee to grant stock options which vest ratably over a three-year period from the date of the grant. The Compensation Committee and the Board of Directors, however, maintain discretion to make other types of grants. Option awards for officers other than the Chief Executive Officer are based on recommendations made by the Chief Executive Officer and on the Compensation Committee's assessment of how the respective individual contributes to the Company. The factors considered in this assessment are identical to those set forth under the headings, Base Salary and Variable Compensation.

    Other Benefits.  The Company provides medical benefits to executive officers. These benefits are comparable to those generally available to Company employees. The Company also funds life insurance policies on the behalf of Mr. Cramer. The amount funded under policies and the amount of insurance provided to the executive is commensurate with the executive's salary and level of responsibility.

Compensation of the Chairman of the Board and Chief Executive Officer

    Mr. Cramer serves as the Chairman of the Board and Chief Executive Officer under an employment contract, dated December 21, 1994, which was approved by the Compensation Committee. Under the employment contract, Mr. Cramer's compensation is principally composed of a minimum base salary of $120,000 and annual discretionary bonuses. On November 15, 1999, the Board approved a base salary for Mr. Cramer for calendar 2000 of $250,000. On July 1, 2000, the Board requested and Mr. Cramer agreed to reduce his salary to $200,000 per year until the end of calendar 2000. On January 1, 2001, Mr. Cramer's salary returned to $250,000 per year until such time as the Board votes to change his salary. During the year ended December 31, 2000, the Company made contributions to a life insurance policy on behalf of Mr. Cramer. The value of the benefit related to such policy was estimated to be $2,000,000.

Policy with Respect to the $1 Million Deduction Limit.

    The Omnibus Budget Reconciliation Act of 1993 placed certain limits on the deductibility of non-performance based executive compensation for a company's employees, unless certain requirements are met. The Compensation Committee does not believe that there is a risk of losing deductions under the new law. However, in the future, the Compensation Committee intends to consider carefully any plan or compensation arrangement that might result in the disallowance of compensation deductions that may be lost versus the broader interests of the Company to be served by paying adequate compensation for services rendered, before adopting any plan or compensation arrangement. The Compensation Committee believes that its compensation philosophies are suited to retaining and rewarding executives who contribute to the success of the Company in achieving its business objectives and increasing stockholders value. The Company further believes that the program strikes an appropriate balance among the interests and needs of the Company, its shareholders and its executives.

The Compensation/Stock Option Committee

Francis J. Tedesco, M.D. (Chairman)
John W. McClaugherty

    The Compensation Committee Report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Act.

STOCK PRICE PERFORMANCE GRAPH

    The following stock price performance graph compares the market performance of the Company's Common Stock to the Nasdaq Stock Market—U.S. and the Hambrecht & Quist Technology Index. The stock price performance graph assumes an investment of $100 in the Company, the Hambrecht & Quist Technology Index and in the Nasdaq Market Index-U.S. on January 1, 1996 and further assumes the reinvestment of all dividends. Stock price performance, presented quarterly for the period from January 1, 1996 through December 31, 2000 is not necessarily indicative of future results.

	adam.com	H&Q Technology	Nasdaq Market Index-U.S.
Dec-95	100.00	100.00	100.00
Dec-96	40.38	124.29	123.03
Dec-97	44.23	145.71	150.68
Dec-98	46.64	226.64	212.47
Dec-99	196.15	506.17	394.84
Dec-00	25.00	327.22	237.36

    The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Act.

OTHER MATTERS

Section 16(A) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires executive officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to the Company, with respect to each such person's beneficial ownership of the Company's equity securities. Based solely upon a review of the copies of such reports furnished to the Company and certain representations of such persons, all such persons have complied with the applicable reporting requirements.

Independent Public Accountants

    PricewaterhouseCoopers LLP has audited the accounts of the Company and its subsidiaries for the year ending December 31, 2000 and has been appointed by the Board of Directors to continue in that capacity for the Company's fiscal year ending December 31, 2001. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

    Audit Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ending December 31, 2000 and the review of the financial statements included in the Company's Form 10-Qs for that year were $107,500.

    Financial Information Systems Design and Implementation Fees.  During 2000, PricewaterhouseCoopers LLP did not perform any services with regard to financial information systems design and implementation.

    All Other Fees.  The aggregate fees for non-audit services provided in 2000 by PricewaterhouseCoopers LLP were $41,500.

    The Audit Committee does not consider the provision of the non-audit services to be incompatible with maintaining PricewaterhouseCoopers LLP's independence.

Report to Shareholders for the Year Ended December 31, 2000

    The Annual Report of the Company for the year ending December 31, 2000, including audited financial statements, accompanies this Proxy Statement. This Annual Report does not form any part of the material for the solicitation of proxies.

Shareholder Proposals

    Any shareholder proposals intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company on or before February 1, 2002 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting. In general, any shareholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in writing to the principal executive offices of the Company, not less than 60 days prior to the 2002 annual meeting. However, if the Company sends out notice or publicly discloses the date of the 2002 annual meeting of the shareholders within forty days prior to such meeting, then a shareholder will be able to submit a proposal for consideration within ten days of the notice or public announcement of such meeting. Any notification to bring any proposal before the 2002 annual meeting of the shareholders must comply with the requirements of the Company's bylaws. You may obtain a copy of the relevant bylaw provisions by contacting the Company's Corporate Secretary.

Other Matters

    The Board of Directors knows of no other matters to be brought before the Annual Meeting.

Expenses Of Solicitation

    The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                      By Order of the Board of Directors,

                      Robert S. Cramer, Jr.
                       Chairman of the Board and Chief Executive Officer

Atlanta, Georgia
June 8, 2001

EXHIBIT A

ADAM.COM, INC.

AUDIT COMMITTEE CHARTER

Purpose

    The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to the corporate accounting, reporting practices and the quality and integrity of the financial reports of adam.com, Inc. (the "Company"). The Committee's primary duties and responsibilities are to assist the Board in monitoring:

  •
  the integrity and reliability of the financial statements of the Company by overseeing internal accounting management's ("Management") administration of the Company's accounting policies, internal accounting and financial controls and financial reporting and disclosure practices;

  •
  the independence and performance of the Company's outside independent accountants (the "Independent Accountants") and the annual independent audit of the Company's financial statements; and

  •
  the compliance by the Company with legal, governmental or regulatory requirements by overseeing that Management has established and maintained processes to assure compliance with all applicable laws, regulations and corporate policy.

    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of adam.com. The Committee shall have the power to retain outside counsel, auditors or other experts for this purpose. The Committee may request any officer or employee of the Company or the Company's outside counsel or the Independent Accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Board and the Committee are in place to represent the Company's shareholders; accordingly, the Independent Accountants are ultimately accountable to the Board and the Committee.

Composition

    The Committee shall be comprised of not less than three members of the Board as determined by the Board, and the Committee's composition will meet the requirements of the listing standards of the NASDAQ Stock Market, as in effect from time to time (the "Listing Standards"). Accordingly, all of the members of the Committee:

  •
  will be Independent Directors within the meaning of the Listing Standards, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee;

  •
  will be financially literate and understand basic finance and accounting practices or who will become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

A–1

Meetings

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with Management, in particular the Company's senior financial officer and the Independent Accountants separately to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the Independent Accountants and Management quarterly to review the Company's financial statements.

Responsibilities and Duties

    The Committee's job is one of oversight and the Committee recognizes that Management is responsible for preparing the Company's financial statements and that the Independent Accountants are responsible for auditing those financial statements. Additionally, the Committee recognizes that Management, as well as the Independent Accountants, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the Independent Accountant's work.

    To fulfill its responsibilities and duties the following functions shall be the common recurring activities of the Committee its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances and in compliance with the Listing Standards. The Committee shall:

  1.  Review Documents and Reports

    •
    Review with Management and the Independent Accountants the Company's Quarterly Reports 10-Q prior to filing or prior to the release of earnings, including a discussion with the Independent Accountants of the matters to be discussed by Statement of Auditing Standards No. 71. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

    •
    Review with Management and the Independent Accountants the Company's annual financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including a discussion with the Independent Accountants of the matters required to be discussed by Statement of Auditing Standards No. 61.

    •
    Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

  2.  Review Performance and Independence of the Independent Accountants

    •
    Review the performance of the Independent Accountants and make recommendations to the Board regarding the appointment or termination of the Independent Accountants. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Accountants. The Independent Accountants are ultimately accountable to the Committee and the entire Board for such Independent Accountants' review of the financial statements and controls of the Company. On an annual basis, the Committee should review and discuss with the Independent Accountants all significant relationships the Independent Accountants have with the Company to determine the accountants' independence.

A–2

    •
    Receive from the Independent Accountants, on a periodic basis, a formal written statement delineating all relationships between the Independent Accountants and the Company consistent with Independence Standards Board Standard 1 ("ISB No. 1").

    •
    Review, and actively discuss with the Board, if necessary, and the Independent Accountants, on a periodic basis, any disclosed relationships or services between the Independent Accountants and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the accountants.

    •
    Recommend, if so determined by the Committee, that the Board take certain action to satisfy itself of the auditor's independence.

    •
    Based on the review and discussions referred to in this Charter, the Committee shall determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

  3.  Review the Financial Reporting Process

    •
    In conjunction with the Independent Accountants and Management, review the integrity and reliability of the Company's financial reporting processes, including major issues regarding accounting and auditing principles and practices as well as the adequacy of controls that could significantly affect the Company's financial statements, both internal and external.

    •
    Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the Independent Accountants or Management.

    •
    Establish regular systems of reporting to the Committee by both Management and the Independent Accountants regarding any significant judgments made in Management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

    •
    Review any significant disagreement among Management and the Independent Accountants in connection with the preparation of the financial statements.

    •
    Meet periodically with Management to review the Company's major financial risk exposures and the steps Management has taken to monitor and control such exposures.

    •
    Review with the Independent Accountants any problems or difficulties encountered during a quarterly review or annual audit of the Company's financial statements and review any management letter provided by the Independent Accountants and Management's response to that letter. Such review should include:

    •
    Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

    •
    Any changes required in the planned scope of the internal audit.

    •
    The Company's Accounting Department's responsibilities, budget and staffing.

  4.  General

    •
    Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

    •
    Regularly report through its Chairperson to the Board following meetings of the Committee.

    •
    Maintain minutes or other records of meetings and activities of the Committee.

A–3

ADAM.COM, INC.

PROXY

1600 RiverEdge Parkway, Suite 800
Atlanta, Georgia 30328

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS.

    The undersigned hereby appoints Robert S. Cramer and Kevin S. Noland or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of adam.com, Inc. to be held on June 29, 2001, at 9:00 a.m. at our offices located at 1600 RiverEdge Parkway, Suite 800, Atlanta, Georgia 30328, and any adjournments or postponements thereof:

(Continued and to be Signed on Reverse Side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
ADAM.COM, INC.

June 29, 2001

— Please Detach and Mail in the Envelope Provided —

/X/	Please mark your votes as in this example.
		FOR the nominee listed (except as marked below to the contrary)	WITHHOLD AUTHORITY to vote for the nominee listed				FOR	AGAINST	ABSTAIN
1.	To elect one director to the Board of Directors to serve for a term of three years or until his successor is elected and qualified.	/ /	/ /	Nominee: Daniel S. Howe	2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2001.	/ /	/ /	/ /
INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.					3.	To consider and act upon the proposal to amend the Company's Amended and Restated 1992 Stock Option Plan.	/ /	/ /	/ /
					4.	To consider and act upon the proposal to ratify the grant of warrants to the Company's Chief Executive Officer.	/ /	/ /	/ /
					5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
					THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE NOMINEE LISTED AND THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Signature(s)	Print Name(s):	Dated
NOTE: Please date and sign this Proxy exactly as name(s) appears on the mailing label. When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

QuickLinks

ELECTION OF DIRECTORS (Item 1)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Item 2)
APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1992 STOCK OPTION PLAN (Item 3)
PROPOSAL TO RATIFY THE GRANT OF WARRANTS TO OUR CHIEF EXECUTIVE OFFICER (Item 4)
COMMON STOCK OWNERSHIP BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
OTHER MATTERS
EXHIBIT A ADAM.COM, INC. AUDIT COMMITTEE CHARTER